SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

FIRST CITIZENS BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-11172	57-0738665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Lady Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 733-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2005, we completed the issuance and sale of an aggregate of $75,000,000 principal amount of 6.80% Subordinated Notes Due 2015. The notes are unsecured and subordinated in right of payment to all our senior indebtedness, and they call for payment of principal in full at maturity on April 1, 2015, with interest payable semi-annually (at an annual rate of 6.80%) on April 1 and October 1 each year, beginning October 1, 2005.

The notes were issued and sold under an Indenture and First Supplemental Indenture, both dated April 5, 2005 (collectively, the “Indenture”), between us and Deutsche Bank Trust Company Americas, copies of which are filed as Exhibits 4.1 and 4.2 to this Report.

Subject to certain regulatory requirements, we may redeem the notes in whole or, except during the existence of an “event of default” (as defined in the Indenture), in part, at our option, at any time, at a redemption price calculated as described in the Indenture. Under the Indenture, payment of principal of the notes may be accelerated only in the event of our bankruptcy, insolvency or reorganization.

We are using the net proceeds from the sale of the notes to infuse additional capital into our bank subsidiary, First Citizens Bank and Trust Company, Inc. The bank currently plans to use that capital to supplement its cash in order to complete its proposed acquisition of Summit Financial Corporation.

The notes were offered and sold in the United States in a Rule 144A private offering and will not be, and have not been, registered under the Securities Act of 1933, as amended, or any state securities laws. The notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Information.

On April 11, 2005, we distributed a press release announcing that we had completed the issuance and sale of an aggregate of $75,000,000 principal amount of 6.80% subordinated notes due on April 1, 2015, as described in Items 1.01 and 2.03 above. A copy of our press release is being furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed with this Report:

Exhibit No.	Exhibit Description
4.1	Indenture dated April 5, 2005, between First Citizens Bancorporation, Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee

4.2	First Supplemental Indenture dated April 5, 2005, between First Citizens Bancorporation, Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee

99.1	Copy of press release distributed on April 11, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCORPORATION, INC.
(Registrant)

Date: April 11, 2005	By:	/S/ Craig L. Nix
Craig L. Nix Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Indenture dated April 5, 2005, between First Citizens Bancorporation, Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee

4.2	First Supplemental Indenture dated April 5, 2005, between First Citizens Bancorporation, Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee

99.1	Copy of press release distributed on April 11, 2005